Exhibit 99.1

For Immediate Release
Perficient
Contact: Bill Davis
(314) 529-3555
bill.davis@perficient.com

Perficient Increases Stock Repurchase Plan

~Authorization Expands Program from $20 Million to $30 Million ~

AUSTIN, Texas — June 4, 2009 - Perficient, Inc. (NASDAQ: PRFT), a leading information technology consulting firm serving Global 2000 and other large enterprise customers throughout North America, today announced that its Board of Directors has authorized a program to repurchase an additional $10 million of the Company’s common stock.

This authorization is in addition to the $20 million authorization approved by the Board of Directors in 2008.  To date, Perficient has repurchased 2.9 million shares at a cost of $14.7 million.

“Perficient continues to generate profits and cash flow and remains debt- free,” said chairman and chief executive Jack McDonald.  “We believe our stock is undervalued at these levels and that increasing our  buyback program is a smart investment for Perficient."

Perficient has established a written trading plan in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, under which it will make a portion of the repurchases.  The repurchases not made under the Rule 10b5-1 plan will be at times and in amounts as the Company deems appropriate and will be made through open market transactions.  All repurchases will be made in compliance with the Securities and Exchange Commission’s Rule 10b-18, subject to market conditions, applicable legal requirements and other factors.

The Board-approved stock repurchase program runs through June 30, 2011. In addition to the applicable securities laws, other than under its Rule 10b5-1 plan the Company will not make any purchases during a time at which its insiders are subject to a blackout from trading in the Company’s common stock.

About Perficient
Perficient is a leading information technology consulting firm serving Global 2000 and enterprise customers throughout North America. Perficient’s professionals serve clients from a network of 19 offices in North America and three offshore locations, in Eastern Europe, India and China. Perficient helps clients use Internet-based technologies to improve productivity and competitiveness, strengthen relationships with customers, suppliers and partners and reduce information technology costs. Perficient, traded on the Nasdaq Global Select Market(SM), is a member of the Russell 2000® index and the S&P SmallCap 600 index. Perficient is an award-winning "Premier Level" IBM business partner, a TeamTIBCO partner, a Microsoft National Systems Integrator and Gold Certified Partner, a Documentum Select Services Team Partner and an Oracle Certified Partner. For more information, please visit www.perficient.com.

Safe Harbor Statement
Some of the statements contained in this news release that are not purely historical statements discuss future expectations or state other forward-looking information related to financial results and business outlook for 2009.  Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements.  The “forward-looking” information is based on management’s current intent, belief, expectations, estimates and projections regarding our company and our industry.  You should be aware that those statements only reflect our predictions.  Actual events or results may differ substantially.  Important factors that could cause our actual results to be materially different from the forward-looking statements are disclosed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2008 and our quarterly report on Form 10-Q for the quarter ended March 31, 2009.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  This cautionary statement is provided pursuant to Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  The forward-looking statements in this release are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future.